UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: April 21, 2008 (Date of earliest event reported)
Vicor Corporation (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18277 (Commission File Number)	04-2742817 (IRS Employer Identification Number)

25 Frontage Road, Andover, Massachusetts (Address of principal executive offices)		01810 (Zip Code)
(978) 470-2900 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 21, 2008, Vicor Corporation (the "Company") announced that James A. Simms, age 48, had been appointed as Chief Financial Officer, effective April 14, 2008. He was also appointed Secretary of the Company. Richard J. Nagel, Jr., who had been serving as Interim Chief Financial Officer and Vice President, Chief Accounting Officer, will continue as Vice President, Chief Accounting Officer.

Prior to joining Vicor, Mr. Simms was the Managing Director of Needham & Company, LLC, a privately held, full-service investment banking and asset management firm, from March 2007 to April 2008. From November 2004 to March 2007, Mr. Simms held the position of Managing Director with the investment banking firm of Janney, Montgomery Scott LLC, a wholly owned subsidiary of The Penn Mutual Life Insurance Company. From 1997 to 2004, Mr. Simms served in a series of senior positions with the investment banking firm of Adams, Harkness & Hill, Inc. Mr. Simms is currently a director of PAR Technology Corporation, a provider of information technology solutions in the hospitality and specialty retail industries, as well as a provider of technical expertise in the development of advanced technology systems, information technology and communications support services to branches of the United States military and other governmental agencies.

In connection with Mr. Simms' appointment as Chief Financial Officer, the Company approved a compensatory arrangement that includes a base salary of $260,000 per year, with eligibility for an additional cash bonus payable after twelve months of employment based on attainment of mutually agreed goals established between Mr. Simms and the Company's CEO. In addition, Mr. Simms will be granted options to acquire 50,000 shares of the Company's common stock. The exercise price for the options will be determined based on the closing price of Vicor's common stock on the date of grant, currently expected to be May 2, 2008. The options will vest in five equal amounts on each of the first five anniversaries of Mr. Simms' date of hire. Unexercised options, if any, will expire on the tenth anniversary of the date of grant.

Effective April 21, 2008, Mr. Simms was elected to the Board of Directors, to serve until the 2008 Annual Meeting of Stockholders, at which time he will stand for reelection.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of Vicor Corporation dated April 21, 2008

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2008	VICOR CORPORATION By: /s/ Richard J, Nagel, Jr. Richard J, Nagel, Jr. Vice President, Cheif Accounting Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Vicor Corporation dated April 21, 2008